                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only
[X]  Definitive Proxy Statement only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   SLI, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   SLI, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 2000

To the Shareholders of SLI, Inc.:

     The Annual Meeting of Shareholders of SLI, Inc. (the "Company") will be held at the offices of BankBoston, 100 Federal Street, Boston, Massachusetts on May 22, 2000, at 11:00 a.m. (the "Meeting") for the following purposes:

     1. To elect six directors to hold office until the 2001 Annual Meeting of Shareholders and until their successors have been elected and qualified;

     2. To approve the adoption of an Employee Stock Purchase Plan.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record as of the close of business on April 13, 2000, will be entitled to vote at the Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

                                           By Order of the Board of Directors,

                                           /s/ Richard F. Parenti
                                           -----------------------------------
                                               Richard F. Parenti
                                               Secretary

April 19, 2000

     THE BOARD OF DIRECTORS IS SOLICITING THE ENCLOSED PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW THE ENCLOSED PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                                   SLI, INC.

                               500 CHAPMAN STREET
                          CANTON, MASSACHUSETTS 02021

                            ------------------------

                                PROXY STATEMENT

     Introduction. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SLI, Inc. (the "Company"), of proxies for use at the Annual Meeting of Shareholders to be held at the offices of BankBoston, 100 Federal Street, Boston, Massachusetts, on May 22, 2000, at 11:00 a.m., or any adjournment thereof (the "Meeting"). This Proxy Statement and the enclosed Annual Report to Shareholders for the Company's fiscal year ended January 2, 2000 are being mailed to shareholders on or about April 19, 2000.

     Solicitation. The entire cost of preparing, assembling, and mailing this proxy material will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing certain beneficial owners of shares for their reasonable expenses in sending proxy material to and obtaining proxies from such beneficial owners.

     Revocation. A proxy may be revoked by a shareholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, by appearing at the Meeting and voting in person, or by returning a later dated proxy in the form enclosed.

     Quorum and Voting. Shareholders of record as of the close of business on April 13, 2000 will be entitled to vote at the Meeting. As of such record date, there were issued and outstanding and entitled to vote 33,845,888 shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

     Tabulation of Votes. Election of each director nominee and approval of the Company's Employee Stock Purchase Plan will be by the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting. The Company will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Meeting.

     If the enclosed proxy is properly executed and returned prior to or at the Meeting, and is not revoked prior to or at the Meeting, all shares represented thereby will be voted at the Meeting as specified in the proxy by the persons designated therein. If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted "FOR" the election of the nominees as directors and for the adoption of the Employee Stock Purchase Plan, and in accordance with the judgment of the person or persons voting such proxies with respect to such other matters, if any, as may properly come before the Meeting.

     The Board of Directors does not know of any matters that will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting of Shareholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitute acting thereunder, will vote on such matter in accordance with their best judgment.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of six members. It is proposed that the shareholders re-elect the present six directors, each of whom is a nominee: Frank M. Ward, Andy Smith, Donald S. Dewsnap, Frederick B. Howard, Richard E. Ingram and M. Barrington Hare. The term of each director elected will be until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified. It is intended that the proxies will be voted for the nominees listed above and cannot be voted for more than six nominees. Each nominee is at present available for election, but if any nominee should become unavailable, the persons voting the accompanying proxy may, at their discretion, vote for a substitute.

     Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of these six nominees to be directors of the Company until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified. The affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting by proxy is required for the election of these nominees as directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

                        INFORMATION REGARDING DIRECTORS

                                              YEAR FIRST
                                                BECAME             POSITIONS AND OFFICES
NAME                                    AGE    DIRECTOR               WITH THE COMPANY
----                                    ---   ----------   --------------------------------------
Frank M. Ward(a)......................  56       1992      President, Chief Executive Officer
                                                           Director and Chairman of the Board
Frederick B. Howard...................  64       1998      Executive Vice President and Director
M. Barrington Hare....................  61       1998      President of SLI Miniature Lighting --
                                                             Europe and Director
Andy Smith............................  52       1999      President of Sylvania Lighting
                                                           International B.V. and Director
Donald S. Dewsnap(b)..................  65       1995      Director
Richard E. Ingram(b)..................  58       1996      Director

---------------

(a) Member of the Special Option Committee.

(b) Member of the Compensation Committee, Audit Committee and Stock Option Committee.

BACKGROUND OF DIRECTORS

     FRANK M. WARD has served as President, Chief Executive Officer and Director of the Company and its predecessor, Xenell Corporation, since 1985. Prior to 1985, Mr. Ward was President of Xenell Marketing Corporation, an organization formed to manage the product development, marketing and distribution of the products of Xenell. Mr. Ward received a Bachelor of Science degree in Electrical Engineering from Northeastern University and has completed post graduate studies in physics and metallurgy.

     FREDERICK B. HOWARD had been, until his retirement in June 1997, Vice President and General Manager of Electronic Control Systems, a division of Osram Sylvania Inc., since its formation in June 1996. From 1994 until 1996, he had been Vice President and General Manager of Osram Sylvania Glass Technologies. Other positions held during his 35 year tenure with GTE Sylvania include Vice President of marketing for the Sylvania Lighting Division -- U.S., Vice President of Lighting Special Products, Vice President, Latin America, for International Lighting. Mr. Howard was appointed Executive Vice President of the Company in September 1998. Mr. Howard holds a B.A. degree in economics from Babson College, serves as a member of the Advisory Board of Directors, Mayer Electric Supply Company, and is a member of the National Electric Manufacturers Association.

     M. BARRINGTON HARE is President of SLI Miniature Lighting-Europe, a division formed by the amalgamation of Alba (Germany), Socop (France) and VCH (United Kingdom), subsidiaries of the Company. Mr. Hare was a Director and Chief Executive Officer of VCH at the date of acquisition, having headed the management buy-out of the USA and UK lamp interests of General Instrument Corporation in 1987. Prior to that date he served for 13 years as General Manager and Vice President of the General Instrument Lamp Division responsible for the USA and UK businesses. Prior thereto he was involved in various financial roles in diverse businesses both in Germany and the UK. Mr. Hare is a Fellow of the UK Association of Certified Accountants and a past member of the Institute of Taxation.

     ANDY SMITH has been in the lighting business in excess of 30 years. He joined Sylvania Lighting International B.V. ("SLI, B.V.") in 1994 and was appointed President in October 1998. He is responsible for the Company's European operations. Before joining SLI, B.V. he was Managing Director of Marlin Lighting for five years and prior thereto served as managing director for several engineering companies in the United Kingdom. He received a diploma in management studies from the London Business School.

     DONALD S. DEWSNAP has been Chairman of Norlico Corp., a supplier of engineered chemical dispense systems to industrial users, since 1977. Prior thereto he was involved in industrial research at Arthur D. Little Corp. and spent fourteen years with GTE Sylvania Lighting Division in various product marketing, management and sales engineering positions. Mr. Dewsnap holds a Bachelor of Arts degree from Merrimack College.

     RICHARD E. INGRAM has been the Chairman of the Board of Builder Marts of America, Inc., a national distributor of lumber and building materials, since November 1988, and he was its Chief Executive Officer until November 1993. He was a founding director of Carolina First Corporation, the holding company for Carolina First Bank, and Ingram Enterprises, Inc., a real estate development and investment banking company. He is also a director of Synalloy Corporation, Columbia Lumber, a retail lumber business, and Tel-Pan Communications, Inc., a long distance provider in Panama. He has served on the Policy Advisory Board of the Joint Center for Urban Studies at Harvard University. Mr. Ingram is a graduate of the American Institute of Banking and the University of North Carolina Executive Program.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held 17 meetings during the year ended January 2, 2000. The current standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Stock Option Committee, and the Special Option Committee. The Audit Committee met four times, the Compensation Committee met once, the Stock Option Committee met once and the Special Option Committee met once during the year ended January 2, 2000. All directors attended at least 75% of the meetings held during the year ended January 2, 2000 (during the period for which each was a director).

     The members of the Audit Committee, Compensation Committee and the Stock Option Committee are Donald S. Dewsnap and Richard E. Ingram. The Audit Committee has general responsibility for accounting and audit activities of the Company and its subsidiaries. The Audit Committee annually reviews the qualifications of the independent certified public accountants, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit and approves their non-audit services and related fees. The Audit Committee meets periodically with management and with the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Compensation Committee reviews general policy matters relating to compensation and benefits of employees generally and has responsibility for reviewing and approving compensation and benefits for all executive officers of the Company. The Stock Option Committee administers the Company's Incentive and Non-Statutory Stock Option Plan (the "Stock Option Plan") and recommends grants of the specific options under the Stock Option Plan. The Special 1997 Stock Option Plan (the "Special Option Plan", and collectively with the Stock Option Plan, the "Option Plans") is administered by a separate committee with the right to make grants of options under the Special Option Plan (the "Special Option Committee"). Currently, the Special Option Committee consists of Frank Ward only, with authority from the Board to grant options only with respect to the employees of SLI, B.V. and its subsidiaries.

                           COMPENSATION OF DIRECTORS

     The Company currently pays its non-employee and non-affiliated directors an annual fee of $10,000 for attendance at meetings of the Board of Directors or committees thereof. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No person serving on the Compensation Committee at any time during fiscal 1999 was a present or former officer or employee of the Company or any of its subsidiaries. During fiscal 1999, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     Under rules of the Commission, the Company is required to provide certain information concerning compensation provided to the Company's President and Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for the executive officers include the use of tables and a report of the Committee responsible for compensation decisions for the named executive officers, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors (the "Committee") has prepared the following report for inclusion in this Proxy Statement.

COMPENSATION COMMITTEE ROLE

     Since its formation, the Committee has been responsible for making recommendations to the Board of Directors concerning the salaries of executive officers. The Committee is also responsible for overseeing other forms of compensation and benefits to other senior officers. The Committee's responsibilities include reviewing salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters.

COMPENSATION PHILOSOPHY

     The compensation philosophy for executive officers conforms to the compensation philosophy of the Company generally for all employees. The Company's compensation is designed to:

     - provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

     - provide compensation which relates to performance of the individual and is based upon individual performance;

     - provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

     - provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, cash bonuses based upon individual performance and long-term incentive compensation in the form of stock options under the Stock Option Plan, which options are recommended by the Stock Option Committee. In addition, the Company's executive officers receive various other benefits, including medical benefits, which are generally available to the employees of the Company.

BASE SALARY AND BONUS AWARDS

     The Committee reviews the salaries of the executive officers of the Company annually. The Committee made salary decisions about the executive officers based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries are competitively set relative to companies with similar businesses to that of the Company. Second, the Committee considered the performance of the individual executive officer with respect to the areas under his or her responsibility, including an assessment of the value of each to the Company. Third, internal equity among employees was factored into the decision. Finally, the Committee considered the Company's financial performance and its ability to absorb any increases in salaries.

     The Company entered into a two year employment agreement with Mr. Ward effective January 5, 1998 which provided for a base compensation of $500,000 for each of the two years with a discretionary bonus of $500,000. On March 4, 1999, the Board, upon the recommendation of the Compensation Committee, increased Mr. Ward's base salary from $500,000 to $1,000,000, commencing April 5, 1999. Subsequently, on April 3, 2000 by mutual agreement, Mr. Ward's salary was set at $750,000 per year. Mr. Ward also receives employee health benefits and automobile and expense allowances. On September 11, 1998, the Company entered into an employment contract with Mr. Frederick Howard to serve as the Executive Vice President of the Company at a salary of $175,000 per year. The Company, on May 1, 1998, entered into a four year employment agreement with Mr. Richard Parenti to serve as Vice President of Finance for a salary of $125,000 per year. His salary was increased to $175,000 per year on October 22, 1999. See "Employment Agreements" below. The Committee believes that the aggregate compensation for each of Messrs. Ward, Howard and Parenti is reasonable based upon each of their responsibilities, the revenue size of the Company, profitability of the Company, growth and other factors when compared to executive officers of similar companies having comparable positions.

STOCK OPTION AWARDS

     The Company maintains the Stock Option Plan, which is designed to align executive officers' and shareholders' interests in the enhancement of shareholder value. Stock options are granted upon the recommendation of the Stock Option Committee with the approval of the disinterested members of the Board. Executive officers and others are eligible to receive options under the Stock Option Plan. The Committee strongly believes that the interests of shareholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees of the Company, including executive officers, as part of their overall compensation package, are eligible for participation in the Stock Option Plan, whereby they are granted options generally exercisable at no less than fair market value on the date of grant. Because no benefit is generally received unless the Company's stock price performs favorably, awards under the Stock Option Plan are intended to provide incentives for executive officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value.

     The stock option grants are principally based on overall consolidated results of the Company, achievement of Company objectives, individual performance, including managerial effectiveness, initiative and team work, and are in such amounts that reflect what the Stock Option Committee believes are necessary to attract, retain and motivate senior management and other key employees. The members of the Stock Option Committee and the Compensation Committee are the same, and stock option awards are considered in the package of the key employees. The Committee believes that stock option awards are rewards for past growth and the incentive for continued growth.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     The Committee has reviewed the potential consequences for the Company of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which imposes a limit on tax deductions for annual compensation in excess of $1 million for certain executives of public companies. The Company believes that options granted under the Option Plans are exempt from the limitation, and other compensation expected to be paid during fiscal year 2000 is at or below this compensation limitation.

                                          COMPENSATION COMMITTEE

                                          Donald S. Dewsnap
                                          Richard E. Ingram

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              COMPENSATION TABLES

     The following tables set forth certain information relating to the compensation earned by the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company whose total cash compensation for the fiscal year indicated exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                        ANNUAL COMPENSATION       ---------------------
                                                     --------------------------   SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                          YEAR    SALARY    BONUS(A)          OPTIONS
---------------------------                          ----   --------   --------   ---------------------
Frank M. Ward......................................  1999   $875,000   $    --           200,000
  President and                                      1998    500,000        --                --
  Chief Executive Officer                            1997    250,000        --                --
Frederick B. Howard................................  1999    175,000        --                --
  Executive Vice President                           1998     43,750        --           100,000
                                                     1997         --        --                --
Richard F. Parenti.................................  1999    144,231        --                --
  Vice President -- Finance                          1998    125,000    88,039            75,000(b)
                                                     1997    109,299        --            75,000(b)
M. Barrington Hare.................................  1999    193,548        --                --
  President, SLI Miniature                           1998     91,774        --           100,000
  Lighting -- Europe                                 1997         --        --                --
Andy Smith.........................................  1999    345,265        --                --
  President of SLI, B.V.(c)                          1998    224,884    67,097           125,000
                                                     1997     73,435     8,387                --

---------------

(a) Represents bonus earned during the indicated fiscal year. In some instances, all or a portion of the bonus was paid during the next fiscal year.
(b) The options granted in 1997 were canceled and reissued in 1998 as a result of a repricing which occurred in September 1998.
(c) Mr. Andy Smith participates in a pension plan for a U.K. subsidiary, whereby at normal retirement age (65) he will be entitled to receive 1/60 of his final annual salary (limited, however, to approximately $137,500) for each year of service. At age 65 he will have been employed for 18 years. Based upon his current salary he will receive, upon retirement at age 65, approximately $42,000 per year. In 1999, the Company's contribution to the plan on behalf of Mr. Smith was $23,690.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             PERCENT OF
                                                TOTAL                              POTENTIAL REALIZABLE VALUE AT
                                NUMBER OF      OPTIONS                                ASSUMED ANNUAL RATES OF
                                SECURITIES   GRANTED TO                            STOCK PRICE APPRECIATION FOR
                                UNDERLYING    EMPLOYEES                                   OPTION TERM(A)
                                 OPTIONS         IN        EXERCISE   EXPIRATION   -----------------------------
NAME                            GRANTED(B)   FISCAL YEAR   PRICE/SH      DATE           5%              10%
----                            ----------   -----------   --------   ----------   -------------   -------------
Frank M. Ward.................   200,000        22.9%      $9.9375     10/25/09    $1,250,138      $3,168,075
  President and CEO

---------------

(a) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing 62.9% and 159.4%, respectively over the term of the option.
(b) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options granted to Mr. Ward terminate ten years from the date of grant.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                SHARES                         OPTIONS AT 1/2/00           OPTIONS AT 1/2/00(B)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                           EXERCISE     REALIZED(A)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   -----------   -----------   -------------   -----------   -------------
Frank M. Ward...............        --       $     --           --         200,000       $     --       $712,500
Frederick B. Howard.........        --             --       50,000          50,000        178,125        178,125
Richard F. Parenti..........        --             --       46,050          45,000        221,010        160,313
Andy Smith..................    25,000        321,875       25,000          75,000         89,063        267,187
M. Barrington Hare..........        --             --       20,000          80,000         65,000        260,000

---------------

(a) Value realized is based on the fair market value of the Common Stock as of the date of exercise, minus the exercise price, multiplied by the number of shares to which the exercise relates.
(b) Value is based on the closing price of the Common Stock as reported on the New York Stock Exchange as of the last business day prior to the end of Fiscal 1999, $13.50, minus the exercise price, multiplied by the number of shares to which the exercise relates.

EMPLOYMENT AGREEMENTS

     On September 11, 1998, the Company entered into a two year employment agreement with Mr. Fred Howard pursuant to which Mr. Howard receives an annual salary of $175,000 per year. In the event of death or termination of employment the agreement will terminate without recourse to either the Company or Mr. Howard. Mr. Howard is also entitled to a bonus of $50,000 each year based on certain pre-determined objectives. Mr. Howard also received options to purchase 80,000 shares of the Company's Common Stock, exercisable at $9.9375 per share, of which 40,000 vested on October 1, 1999 and 40,000 will vest on October 1, 2000. The agreement also provides (i) for the Company to furnish Mr. Howard with an automobile during the term of the agreement and (ii) in the event of the death of Mr. Ward or a change in control of the Company, the option granted to Mr. Howard will immediately vest and terminate within two years of the immediate vesting.

     The Company has also entered into a four year employment agreement with Mr. Richard Parenti, the Company's vice president of finance and chief accounting officer, commencing as of May 1, 1998. The agreement was amended on October 22, 1999, at which time his annual salary was increased from $125,000 to $175,000. Mr. Parenti is entitled to participate in all employee benefits. In the event of disability that renders the employee incapable of performing his normal duties that continues for a period of 90 days, the Company may terminate the employee's employment. The employment agreement is also terminable by either party for cause.

                              CERTAIN TRANSACTIONS

     The Company leases on a month-to-month basis approximately 6,120 square feet of office space in Canton, Massachusetts from Frank M. Ward, the President, Chief Executive Officer and a director of the Company. Rent expense on this facility was $60,000 for the fiscal 1997, $95,000 for fiscal 1998 and $102,000 for fiscal 1999. Management believes the rent to be comparable to the rent that would be paid to an unrelated party.

     Based solely on its review of the copies of forms received by it, or representations from certain reporting persons, the Company believes that the directors and officers of the Company filed timely Form 3 and 4 Reports with the Securities and Exchange Commission during the fiscal year ended January 2, 2000, except for Mr. Andy Smith, who filed a late Form 3 Report and one late Form 4 Report relating to one transaction.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On the recommendation of the Audit Committee, the Certified Public Accounting firm of Ernst & Young LLP, the Company's independent accountants for the fiscal year ended January 2, 2000, has been selected as the Company's independent accountants for the fiscal year ending December 31, 2000. The Company does not expect that a representative of that accounting firm will be present at the Meeting.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total shareholder return on the Company's Common Stock with the Standard & Poors 500 Index and a Market Cap-Weighted Comparables Composite Index. This graph assumes that $100 was invested as of the close of markets on June 16, 1995, the date of the Company's initial public offering, in the Company's Common Stock and in the indices, and that all dividends were reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

                                                           SLI                       S&P 500               COMPOSITE INDEX(A)
                                                           ---                       -------               ------------------
6/16/95                                                  100.00                      100.00                      100.00
12/3/95                                                  136.67                      116.14                      103.50
12/1/96                                                  335.00                      142.26                      131.34
11/30/97                                                 342.50                      179.47                      156.85
1/3/99                                                   394.69                      227.50                      145.34
1/2/00                                                   195.00                      269.57                      205.23

---------------

(a) Market Cap-Weighted Comparables Composite Index includes the stock of nine companies selected for comparison purposes.

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                           APPROVAL OF THE SLI, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     On April 14, 2000, the Board of Directors adopted the SLI, Inc. 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan will be effective on July 1, 2000, subject to approval by the shareholders of the Company at the Annual Meeting. The Company believes that the Stock Purchase Plan is important to provide incentives to present and future employees of the Company and its subsidiaries to share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The purpose of the Stock Purchase Plan is to encourage and facilitate the purchase by eligible employees of the Company's Common Stock. A copy of the Stock Purchase Plan is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference.

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. A maximum of 1,000,000 shares (subject to certain anti-dilution provisions) of Common Stock are available for issuance under the Stock Purchase Plan. The Stock Purchase Plan has a term of five years.

     The Stock Purchase Plan will be approved upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted FOR approval of the Stock Purchase Plan.

ADMINISTRATION

     The Stock Purchase Plan is to be interpreted and administered by an Employee Stock Purchase Plan Committee, composed of such persons as the Board shall from time to time determine to administer the Stock Purchase Plan subject to the control and direction of the Board.

ELIGIBILITY

     Participation in the Stock Purchase Plan is limited to employees of the Company and its subsidiaries who have completed ninety (90) days of employment with the Company and whose customary employment is more than twenty (20) hours per week and more than five (5) months in any calendar year. Employees who own five percent (5%) or more of the voting stock of the Company may not participate in the Stock Purchase Plan.

TERMS OF OFFERING

     There will be a series of annual offerings under the Stock Purchase Plan, commencing on July 1, 2000. The exercise date for each offering will be the last business day of June. Each offering will commence on the first business day following the preceding exercise date. On the exercise date, the balance in each participant's stock purchase account will be used (without further action by the participant) to purchase the number of shares, including fractional shares to the fourth decimal, available for purchase at the exercise price on such date.

     The price per share to be paid by participants under the Stock Purchase Plan will be the lesser of 85% of the fair market value of the Common Stock on the grant date of the option or the exercise date. The exercise price is payable through payroll deductions from the participant's compensation. No participant will be granted an option which permits him to purchase in excess of $25,000 of fair market value of Common Stock per calendar year. The closing price of the Company's Common Stock, as reported by the New York Stock Exchange on April 12, 2000 was $15.00.

     No participant or his legal representatives, legatees or distributees will be deemed to be the holder of any shares of Common Stock subject to an offering until the purchase price for the shares has been paid. No payroll deductions credited to a participant's stock purchase account nor any rights with regard to the exercise of rights to receive shares of Common Stock under the Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant other than by will or the laws of descent and distribution. Options under the Stock Purchase Plan will be exercisable during a participant's lifetime only by him, his guardian or legal representative.

TERMINATION OF EMPLOYMENT

     In the event of a participant's retirement, death or termination of employment, no payroll deduction will be taken from any compensation due to the participant at such time, and only the deductions made prior to such date of retirement, death or termination will be used to purchase shares of Common Stock. The full shares of Common Stock and cash in lieu of fractional shares, if any, in his stock purchase account will be paid to the former employee (or his legatees and distributees, in the event of death).

AMENDMENT AND TERMINATION

     The Board of Directors may amend, suspend or terminate the Stock Purchase Plan or any portion thereof at any time; provided, however that (a) no amendment may be made without shareholder approval to the extent such amendment would cause the Stock Purchase Plan to fail to meet the requirements of Section 423 of the Code, and (b) to the extent required by Rule 16b-3 and the Securities and Exchange Commission's interpretations and releases under Rule 16b-3, no amendment may be made without shareholder approval that would (i) materially increase the number of shares that may be issued under the Stock Purchase Plan,
(ii) materially modify the requirements as to eligibility for participation in the Stock Purchase Plan or (iii) materially increase the benefits accruing to participants under the Stock Purchase Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of the Company, the Stock Purchase Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code (the "Code"). As such, neither the grant of an option to a participant to purchase shares under the Stock Purchase Plan nor his subsequent purchase of shares will result in the recognition of income to him provided that
(i) he is an employee of the Company or a subsidiary on the exercise date and
(ii) no disposition of the shares is made within two years after the exercise date.

     Upon a sale or other disposition by the participant of shares after satisfying the holding period requirement (the later of two years after the granting of an option or one year from the date of exercise), or upon a participant's death while owning shares (whether before or after satisfying the holding period requirement), the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of the disposition or death over the price paid for the shares or (ii) the excess of the fair market value on the exercise date over the option price on such exercise date. Any amount realized by the participant in excess of the option price paid for the shares and the ordinary income amount, if any, would be taxable as long-term capital gain.

     If a participant satisfies the holding period and employment requirements, no amount is deductible by the Company by reason of the grant or exercise of options or the disposition of shares.

     If the participant sells or disposes of shares before satisfying the holding period requirement, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the price paid for the shares. In that event, the Company may claim a deduction for compensation paid in the same amount and at the same time as the income is taxable to the participant. Any difference between the fair market value of the shares on the exercise date and the amount realized on such sale would be subject to long-term or short-term capital gain or loss treatment, depending on the length of time the shares were held.

     The Company is unable to determine the amount of benefits that may be received by participants under the Stock Purchase Plan as participation is discretionary with each employee.

     The Board of Directors recommends that the shareholders vote FOR approval of the Stock Purchase Plan.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of April 1, 2000, information with respect to the beneficial ownership of the Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares of Common Stock beneficially owned.

                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ----------------------
NAME AND ADDRESS(A)                                             NUMBER       PERCENT
-------------------                                           ----------     -------
Frank M. Ward...............................................  10,159,954(b)   30.0%
Patrick J. Cox and Marianne Connaughton, Trustees of Trusts
  established for the children of Frank M. Ward(c)..........   2,096,395       6.2
Richard F. Parenti(d).......................................      54,550         *
Robert Mancini(e)...........................................      33,500         *
Andy Smith(f)...............................................      31,396         *
Donald S. Dewsnap(g)........................................      36,925         *
Frederick B. Howard(h)......................................      52,600         *
Richard E. Ingram(i)........................................      47,250         *
M. Barrington Hare(j).......................................      20,000         *
All directors and executive officers as a group (8
  persons)..................................................  10,436,175      30.8%

---------------

 *  Less than 1%

(a) The address of the Company's directors and officers is SLI, Inc., 500 Chapman Street, Canton, Massachusetts 02021.
(b) Includes 268,784 shares owned by the Frank M. Ward Family Trust, of which Mrs. Ward is one of two Trustees.
(c) Ms. Connaughton is the sister of Mr. Frank Ward. The address of the Trusts is c/o Veritas Advisers, Inc., 84 State Street, Boston, Massachusetts 02109.
(d) Includes 46,050 shares subject to options exercisable within 60 days of the date of this Proxy Statement.
(e) Includes 33,500 shares subject to options exercisable within 60 days of the date of this Proxy Statement.
(f) Includes 25,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.
(g) Includes 6,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.
(h) Includes 52,500 shares subject to options exercisable within 60 days of the date of this Proxy Statement.
(i)  Includes 37,800 shares owned by Richard E. Ingram as trustee of the Donna
     C. Ingram Trust and 6,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.
(j) Includes 20,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

                                 OTHER MATTERS

     The management has no information that any other matters will be brought before the Meeting. If, however, other matters do come before the Meeting, it is the intention of the persons named in the Proxy to vote the shares to which the proxy relates on such matters in accordance with their best judgment, discretionary authority to do so being included in the Proxy.

               SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     In order to be included in the proxy materials for the 2001 Annual Meeting of Shareholders of the Company, shareholder proposals must be received by the Company not later than December 15, 2000.

                                    GENERAL

     THE COMPANY WILL PROVIDE FREE OF CHARGE TO ANY SHAREHOLDER FROM WHOM A PROXY IS SOLICITED PURSUANT TO THIS PROXY STATEMENT, UPON WRITTEN REQUEST FROM SUCH SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED JANUARY 2, 2000. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO INVESTOR RELATIONS AT SLI, INC., 500 CHAPMAN STREET, CANTON, MA 02021.

     The Company expects to hold its next shareholder meeting on or about May 22, 2001 and proxy materials in connection with that meeting are expected to be mailed approximately 30 days prior to the meeting.

                                          SLI, Inc.

                                          /s/ Richard F. Parenti
                                          --------------------------------
                                              Richard F. Parenti
                                              Secretary

Date: April 19, 2000

                                   EXHIBIT A
                                   SLI, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                                NAME AND PURPOSE

     1.1 Name. The name of this Plan is the "SLI, Inc. 2000 Employee Stock Purchase Plan."

     1.2 Purpose and Construction. The Plan is intended to provide a method whereby employees of SLI, Inc. and certain other related corporations will have an opportunity to acquire a proprietary interest in SLI, Inc. through the purchase of shares of its common stock. It is intended for this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of the Code.

                                   ARTICLE II

                              DEFINITIONS OF TERMS

     2.1 General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

          (a) Accumulation Period. The period beginning on the first day following an Exercise Date and ending upon the immediately succeeding Exercise Date. The initial Accumulation Period under the Plan shall begin on July 1, 2000 and end on June 30, 2001.

          (b) Board.  The Board of Directors of SLI, Inc.

          (c) Business Day. Any day that the exchange upon which the Common Stock is then traded is open for business.

          (d) Committee. The Employee Stock Purchase Plan Committee as appointed by the Board.

          (e) Common Stock.  The Company's common stock, $.01 par value.

          (f) Company.  SLI, Inc.

          (g) Designated Subsidiary. Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (h) Effective Date.  July 1, 2000.

          (i) Employee. Any person who is regularly and actively employed by the Employer or one of its Designated Subsidiaries; provided, however, that the term "Employee" does not include any person whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months in any calendar year.

          (j) Employer. The Committee may from time to time designate the corporations whose employees may be offered Options under the Plan. Designations of participating corporations shall be made from time to time by the Committee from among a group of corporations consisting of the Company and its Parents or Subsidiaries. The group of corporations from among which such designations shall be permitted shall include those corporations which may become Parents or Subsidiaries after the adoption and approval of this Plan.

          (k) Entry Date. The Entry Date shall be the first day of July of each year. The initial Entry Date shall be July 1, 2000, in connection with the initial commencement of the Plan.

          (l) Exercise Date. The last Business Day of June of each year of the Plan. The initial Exercise Date under the Plan shall be June 30, 2001.

          (m) Fair Market Value. The last reported sales price at which shares of the Common Stock were traded or, if the Common Stock was not traded on a specified date, the last reported sales price on the date nearest preceding such date.

          (n) Officer. The president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company, its Parents or Subsidiaries, or as otherwise defined in Rule 16a-1(f), promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

          (o) Option.  An option granted under the Plan to purchase Shares.

          (p) Option Date. The last Business Day of June of each year on which the Board grants Options under the Plan. The initial Option Date under the Plan shall be June 30, 2001.

          (q) Parent. Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the grant of an Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (r) Participant. An eligible Employee who has elected to participate in the Plan.

          (s) Plan. The SLI, Inc. 2000 Employee Stock Purchase Plan, including all amendments and supplements thereto.

          (t) Share.  A share of Common Stock.

          (u) Subsidiary. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the grant of an Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan may be defined in other portions of the Plan.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

     3.1 Initial Eligibility. An Employee who has completed ninety (90) days of employment shall be eligible to participate under the Plan on or after the first Entry Date following the completion of the Employee's initial ninety (90) days of employment. For purposes of determining eligibility, employment by an entity which is acquired by the Employer or whose assets are acquired by the Employer shall not be treated as employment by the Employer unless the Board shall make a determination otherwise.

     3.2 Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such person's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such person shall have returned to active employment prior to the close of business on such 90th day. Termination by the Employer of any person's leave of absence, other than termination of such leave of absence on return to active employment shall terminate a person's employment for all purposes of the Plan and shall terminate such person's participation in the Plan and right to exercise any option.

     3.3 Restriction on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be eligible to participate in the Plan
(i) if, immediately after the grant, such person would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any person) or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     3.4 Commencement of Participation. An eligible Employee may become a participant by completing the forms provided by the Employer (including the "Purchase Order Form" and the "Payroll Deduction Authorization Form," collectively referred to herein as "Participation Forms") and filing them with the individual designated by the Committee as the Stock Purchase Plan Coordinator (the "Coordinator") on or before the date set therefor by the Committee.

     3.5 Participation Forms. The Participation Forms which eligible Employees must complete, sign and deliver to the Employer in order to participate in the Plan shall include the following:

        (a) A specification of the fixed dollar amount to be deducted from the compensation payable to the Employee in each payroll period.

        (b) A direction that the maximum possible number of Shares be purchased on the Exercise Date, except to the extent the Employee shall have notified the Employer in writing (in accordance with the requirements of Section 7.4 of the Plan) to the contrary prior to the Exercise Date.

        (c) A specification of the exact name of the Employee to whom the Stock purchased is to be registered.

        (d) An agreement that the Employee will inform the Company of any disposition of any Shares acquired under the Plan within one year from the Exercise Date pertaining to such Shares.

        (e) A designation of the Beneficiary(ies) to whom the balance in the Employee's account is to be paid in the event of his/her death.

                                   ARTICLE IV

                              SHARES TO BE OFFERED

     4.1 Number of Shares. The number of Shares for which Options may be granted under the Plan shall be 1,000,000. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both.

     4.2 Reusage. If an Option expires or is terminated, surrendered or cancelled without having been fully exercised, the Shares covered by such Option which were not purchased shall again be available for issuance under the Plan.

     4.3 Adjustments. In the event that prior to the transfer of all of the Shares which may be issued in accordance with this Plan, there shall be any increases or reductions in the number of shares of Common Stock of the Company outstanding by reason of any one or more stock dividends, stock splits, stock constrictions or any other material change in the capital structure of the Company by way of reclassification, reorganization or recapitalization, the aggregate number of Shares which may be issued under this Plan and the number of Shares which may be purchased under each Option then or thereafter in effect and the purchase price paid therefor shall be proportionately and equitably adjusted.

     4.4 Ownership of Shares. No one shall, by any reason of this Plan or of any Option granted or the exercise of rights under any such Option, have any interest in Shares of the Company nor any rights of, or status as, a stockholder of the Company unless and until (i) any such Option has been exercised, (ii) shares of Common Stock shall have been paid for in full, and (iii) all of the applicable provisions of this Plan and of the Option granted shall have been complied with.

     4.5 Delivery. Purchased Shares shall be registered in the name of the Plan, the Company or its designee and held on behalf of and in the name of the Participants in an account established on Participant's behalf. Stock certificates shall not be issued to Participants for the Shares held on their behalf, but all rights accruing to an owner of record of such Shares, including, without limitation, voting rights, shall belong to the Participant for whose account such Shares are held. Notwithstanding the foregoing, a Participant may elect, at Participant's expense, to receive a stock certificate for the account established on behalf of the Participant, subject to the terms and conditions of the Plan.

                                   ARTICLE V

                               PAYROLL DEDUCTIONS

     5.1 Payroll Deductions. At the time the Participant files the Participation Forms, the Participant may designate a fixed dollar amount which the Participant shall elect to have deducted by the Employer from compensation otherwise payable to the Participant during an Accumulation Period. The minimum fixed dollar payroll deduction amount per payroll period shall be $10.00.

     5.2 Participant's Account. A stock purchase account shall be set up on the books of the Company or its designee in the name of each Participant. The amount of all payroll deductions shall be credited to the respective stock purchase accounts of the Participants on such books.

     5.3 Changes in Payroll Deductions. A Participant may discontinue his or her participation in the Plan as provided in Section 7.4, or, on any one occasion only during the Accumulation Period, may decrease the rate of his or her contributions during the Accumulation Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

                                   ARTICLE VI

                              GRANTING OF OPTIONS

     6.1 Grant of Option. On the Entry Date of each Accumulation Period, each eligible Employee participating in such Accumulation Period shall be granted an option to purchase, on the Exercise Date, a number of shares of the Company's Common Stock determined by dividing such Employee's contributions accumulated prior to such Exercise Date and retained in the Participant's stock purchase account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Entry Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided however, that the maximum number of shares an Employee may purchase during each Accumulation Period shall not exceed the limitations set forth in Sections 3.3. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 6.2.

     6.2 Option Price. The option price per share of the shares offered in a given Accumulation Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Entry Date; or (ii) 85% of the fair market value of the share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the New York Stock Exchange or if such stock is not listed on an exchange by the closing price of the Common Stock for such date (or in the event that the Common Stock is not traded on such date, on the immediately preceding date), as reported by Nasdaq.

                                  ARTICLE VII

                               EXERCISE OF OPTION

     7.1 Automatic Exercise. Each Participant's Option to purchase Shares will be automatically exercised for him/her on each Exercise Date for the number of Shares, including fractional shares to the fourth decimal, which the accumulated funds as of the Exercise Date will purchase at the applicable Option price, subject to the limitations set forth in the Plan and subject to allotment in accordance with Section 7.2. The Employer or its designee will report to each Participant the number of Shares purchased by him/her and the cost of such Shares on a periodic basis, at least annually.

     7.2 Allotment of Shares. In the event that, on any Exercise Date, the aggregate funds and Shares available for the purchase of Shares, pursuant to the provisions of Section 7.1, would purchase a greater number of Shares than the number of Shares then available for purchase under the Plan on such Exercise Date, the Company shall issue to each Participant, on a pro rata basis, such number of Shares as, when taken together with the Shares issued to all other Participants, will result in the issuance of Shares totaling no more than the number of Shares then remaining available for issuance under the Plan on such Exercise Date.

     7.3 Non-transferability. No funds credited to a Participant's stock purchase account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Options under the Plan shall be exercisable during a Participant's lifetime only by the Participant, his/her guardian or legal representative. Each Participant shall agree in the Participation Forms to notify the Company or its designee of any transfer of Shares within two years of the Exercise Date on which such Shares were purchased.

     7.4 Withdrawal from the Plan. A Participant may cease future contributions to his/her stock purchase account, effective for the next payroll period, by submitting a notice to the Company or its designee no later than five (5) business days prior to the beginning date of such payroll period. Any Participant who withdraws from the Plan may not thereafter participate for the balance of the Plan year. Upon furnishing notice that future contributions will cease, all deductions made prior to notice shall be refunded to the Participant.

     7.5 Rights on Retirement, Death or Termination of Employment. In the event of a Participant's retirement, death or termination of employment, no payroll deduction shall be taken from any compensation due and owing to the Participant at such time, and the deductions made prior to such date of retirement, death or termination shall be refunded to the former Employee or, in the event of the Participant's death, the person or persons to whom such rights pass by will or the laws of descent and distribution including the Participant's estate during the period of administration, within thirty (30) days following retirement, death or termination of employment.

     7.6 Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth in detail the stock transaction occurring on the Exercise Date.

     7.7 Purchases and Sales by Officers. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                  ARTICLE VIII

                                 ADMINISTRATION

     8.1 Committee. The Board may appoint an Employee Stock Purchase Plan Committee, composed of such persons as the Board shall from time to time determine to administer the Plan subject to the control and direction of the Board. Subject to the action and control of the Board: (i) the Committee shall have the power from time to time to establish suitable rules and procedures for administering the Plan, (ii) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries, and (iii) all decisions of the Committee pertaining to the interpretation, construction or application of the Plan or any option granted or rules promulgated by the Committee shall be final and conclusive. Neither any member of the Committee nor of the Board shall be liable for any decision made or action taken in good faith. The Committee shall from time to time designate an individual who shall serve as the Employee Stock Purchase Plan Coordinator to assist in the ongoing administration of the Plan.

                                   ARTICLE IX

                           AMENDMENT AND TERMINATION

     9.1 Power of Board. Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

     9.2 Limitation. The Board may not amend the Plan, without approval of the shareholders of the Company:

          (a) in a manner which would cause the Plan to fail to meet the requirements of Sections 423 of the Code;

          (b) in a manner which materially increases the total number of shares which may be issued pursuant to options granted under the Plan;

          (c) in a manner which materially modifies the requirements as to eligibility for participation in the Plan; or

          (d) in a manner which materially increases the benefits accruing to Participants under the Plan.

     9.3 Term. The Plan shall commence as of the Effective Date and, subject to the terms of the Plan including those requiring approval by the shareholders of the Company, shall continue in full force and effect until June 30, 2005.

     9.4 Termination. The Plan may be terminated at any time by the Board. Subject to the Board's right to amend the Plan, with shareholder approval, to increase the number of Shares available for purchase under the Plan, the Plan shall automatically terminate when all of the Shares available for purchase have been sold. Upon termination of the Plan, and the exercise or lapse of all outstanding Options, any balances remaining in each Participant's stock purchase account shall be refunded to the Participant.

     9.5 Effect. The amendment or termination of the Plan shall not adversely affect any Options granted prior to such amendment or termination.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.1 Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

     10.2 Headings. The headings contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

     10.2 Number and Gender. The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

     10.3 Governing Law. This Plan shall be construed and administered in accordance with the laws of the State of Massachusetts.

     10.4 No Employment Contract. The adoption of the Plan shall not confer upon any Employee any right to continued employment nor shall it interfere in any way with the right of the Company, a Parent to a Subsidiary to terminate the employment of any of its employees at any time.

     10.5 Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Frank M. Ward or Richard F. Parenti, as Proxy for the undersigned, to vote all shares of Common Stock of the undersigned in SLI, Inc. with all the powers that the undersigned would have if personally present, at the Annual Meeting of Shareholders to be held at the offices of BankBoston, 100 Federal Street, Boston, Massachusetts on May 22, 2000, at 11:00 local time and at any postponement or adjournment thereof.

    1. To elect six Directors to hold office until the next Annual Meeting of Shareholders.

[ ]  FOR all nominees listed below                    [ ]  WITHHOLD AUTHORITY to vote
     (except as marked to the contrary below)              for all nominees listed below

Frank M. Ward                    Donald S. Dewsnap                Frederick B. Howard
M. Barrington Hare               Andy Smith                       Richard E. Ingram

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

    2. To approve the adoption of the SLI, Inc. 2000 Employee Stock Purchase
       Plan

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    3. In their discretion, the holders of this Proxy are authorized to vote upon such other business as may properly come before the Meeting.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for the election of the nominees listed above.

                   (Continued, and to be signed on next page)

                                                 Please sign exactly as name
                                              appears below. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

                                              Signature: ----------------

                                              Signature,
                                              if held jointly:----------------

                                              Dated: ---------------- , 2000

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.